UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Southwest Bancorp, Inc. (the “Company”), parent company of Stillwater National Bank and Trust Company and Bank of Kansas, is a participant in the Department of the Treasury’s Troubled Asset Relief Program (“TARP”). TARP participants are subject to a number of special compensation-related requirements as previously disclosed by the Company. On June 18, 2012, the Company entered into agreements (the “Agreements”) with executive officers that enhance policies and agreements previously established by the Company for compliance with these requirements.

Executive officers who have entered into these Agreements (“Executives”) include:

Rick Green, President and Chief Executive Officer;

Priscilla Barnes, Senior Executive Vice President and Chief Operating Officer;

John Danielson, Executive Vice President and Corporate Chief Banking Officer;

Laura Robertson, Executive Vice President and Chief Financial Officer;

Kimberly Sinclair, Executive Vice President and Chief Administrative Officer;

Brent Bates, Executive Vice President and Chief Credit Officer;

Rusty LaForge, Executive Vice President and General Counsel; and

Randy L. Waldrup, Executive Vice President and Interim Chief Financial Officer.

The Agreements are titled “TARP Restricted Employee Agreement” and are identical except for the names and states of residence of the Executives. Following is a brief description of the terms and conditions of the Agreement, which is qualified in its entirety by reference to the form of Agreement attached as Exhibit 10.1 and incorporated herein by reference.

In general, the requirements of the Agreement apply to an Executive until the earlier of the time that (i) the Department of the Treasury no longer holds any of the Company’s TARP Series B Preferred Stock, or (ii) the person is no longer an executive officer or highly compensated employee, as defined by law or Department of the Treasury regulation.

Under the Agreement, the Company may not (i) make any payment to an Executive based on departure from the Company, whether or not relating to a change in control, other than payments for services performed or benefits accrued, (ii) reimburse any taxes owed with respect to compensation of the Executive, (iii) pay or accrue any bonus, retention award, or incentive compensation to an Executive other than grants of long-term restricted stock meeting regulatory criteria, (iv) pay or accrue compensation that includes incentives for executive officers to take unnecessary and excessive risks that threaten the value of the Company, or (v) maintain any benefit plan that encourages manipulation of the Company’s earnings to enhance the compensation of an executive officer or any employee of the Company.

In addition, an Executive (i) must repay to the Company any bonus, retention payment, or incentive compensation payment if it was based upon financial or other criteria that are later found to be materially inaccurate, and (ii) in general, must repay any amounts received, and waive any right to any accrued but unpaid amounts, that were paid or accrued contrary to the Agreement.

The Executive agrees to comply with any additional regulatory restrictions on his or her compensation required by future laws or regulations of the Department of the Treasury and to modify the Agreement to reflect such restrictions. The Agreement also (i) amends existing and future compensation, bonus, incentive, and other benefit plans and agreements to the extent necessary to comply with current and future restrictions, and (ii) provides that any obligations of the Company to the Executive that are prohibited or restricted by the Agreement are rendered null and void.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.
10.1	Form of TARP Restricted Employee Agreement dated June 18, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: June 18, 2012

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